UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2015, LifeLock, Inc. appointed Jaynie Miller Studenmund to our Board of Directors. The Board appointed Ms. Studenmund as Chair of the Compensation Committee, and as a member of the Audit Committee. In addition, the Board appointed Ms. Studenmund to a one-year term as a Class I Board member.
Ms. Studenmund will receive the same compensation and indemnification as our other non-employee directors. We have described our non-employee director compensation program in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2015. The form of indemnification agreement we entered into with Ms. Studenmund is an exhibit to our Annual Report on Form 10-K filed with the SEC on February 20, 2015.
We have no transactions with Ms. Studenmund that would be reportable under Item 404(a) of Regulation S-K.
We have attached a copy of our press release announcing Ms. Studenmund’s election as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not applicable.
(b)    Pro Forma Financial Information.
Not applicable.
(c)    Shell Company Transactions.
Not applicable.
(d)    The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	LifeLock, Inc. Press Release, dated May 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	May 18, 2015	By:	/s/ Nicholas W. Robbins
Nicholas W. Robbins
Interim Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	LifeLock, Inc. Press Release, dated May 18, 2015.